                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                         ROBERT HALF INTERNATIONAL INC.
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           1)   Title of each class of securities to which transaction
                applies:
                ------------------------------------------------------------
           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:
                ------------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           5)   Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ------------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           3)   Filing Party:
                ------------------------------------------------------------
           4)   Date Filed:
                ------------------------------------------------------------

                         ROBERT HALF INTERNATIONAL INC.
                              2884 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                   TO BE HELD
                             THURSDAY, MAY 3, 2001
                                   9:00 A.M.

To the Stockholders:

    The annual meeting of stockholders of ROBERT HALF INTERNATIONAL INC. (the "Company") will be held at 9:00 a.m. on Thursday, May 3, 2001 at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. The meeting will be held for the following purposes:

     1. To elect two directors.

     2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on March 15, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 29, 2001

                                  --IMPORTANT--
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                         ROBERT HALF INTERNATIONAL INC.

                              -------------------

                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

    The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the "Board") of Robert Half International Inc., a Delaware corporation (the "Company"), the principal executive offices of which are located at 2884 Sand Hill Road, Menlo Park, California 94025. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company's stockholders is March 29, 2001. The proxy is solicited for use at the annual meeting of stockholders (the "Meeting") to be held at 9:00 a.m. on Thursday, May 3, 2001, at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. Only stockholders of record on March 15, 2001 will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 15, 2001 the Company had outstanding and entitled to vote 174,649,455 shares of its common stock, $.001 par value ("Common Stock").

    A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person. Solicitation of proxies may be made by directors, officers or employees of the Company by telephone or personal interview as well as by mail. Costs of solicitation will be borne by the Company.

    An automated system administered by the Company's transfer agent will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders or with respect to election of directors, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or a nominee has been elected.

    The Company effected a two-for-one stock split in the form of a stock dividend in June 2000. All share and price per share amounts in this Proxy Statement have been restated, as appropriate, to reflect the stock split.

                      NOMINATION AND ELECTION OF DIRECTORS

NOMINEES OF THE PRESENT BOARD OF DIRECTORS

    The By-Laws of the Company provide for a Board of Directors consisting of not less than six nor more than eleven directors. The size of the Board of Directors is presently set at eight and there are no vacancies.

    The Board of Directors is divided into three classes serving staggered three year terms. Currently, there are three directors in Class I, whose terms expire in 2003, three directors in Class II, whose terms expire in 2002 and two directors in Class III, whose terms expire at the Meeting. Each Director holds office until the annual meeting in the year in which his term expires and until his successor is elected and qualified.

    The current members of Class III, whose terms expire at the Meeting, are Edward W. Gibbons and Harold M. Messmer, Jr., both of whom are nominees.

    Proxies cannot be voted for more than two persons. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Proxies solicited by the Board will be voted "FOR" the election of Messrs. Gibbons and Messmer unless stockholders specify in their proxies to the contrary. Although the Board does not expect any nominee to become unavailable to serve as a director for any reason, should that occur before the Meeting, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board.

    The following table lists the name of each current member of the Board of Directors, his age at January 31, 2001, the Class of which he is a member and the period during which he has served as a director.

                                                                         CURRENT    DIRECTOR
                            NAME                                AGE       CLASS      SINCE
                            ----                                ---       -----      -----
Andrew S. Berwick, Jr. .....................................     67         I         1981
Frederick P. Furth..........................................     66         I         1983
Edward W. Gibbons...........................................     64        III        1988
Harold M. Messmer, Jr. .....................................     54        III        1982
Frederick A. Richman........................................     55         II        1994
Thomas J. Ryan..............................................     76         II        1987
J. Stephen Schaub...........................................     60         II        1989
M. Keith Waddell............................................     43         I         1999

    Mr. Berwick has been President of Berwick-Pacific Corporation, a real estate development company, for more than the past five years. He is Chairman Emeritus of California Healthcare System.

    Mr. Furth has been senior partner of the law firm of The Furth Firm, a law firm, for more than the past five years. He is the Proprietor and Chairman of the Board of Chalk Hill Winery and Chairman of the Board of the Furth Family Foundation.

    Mr. Gibbons has been a partner in Gibbons, Goodwin, van Amerongen, a private merchant banking firm, since its founding in 1969. Mr. Gibbons is also currently a director of Jack in the Box, Inc.

    Mr. Messmer has been Chairman of the Board since 1988, Chief Executive Officer since 1987 and President since 1985. Mr. Messmer is a director of Airborne Freight Corporation, Health Care Property Investors, Inc. and Spieker Properties, Inc.

    Mr. Richman is a senior tax partner of the law firm of O'Melveny & Myers, of which he has been a member since 1978.

    Mr. Ryan has been Chairman of the Board of Directors and Chief Executive Officer of ISU International, a franchisor of independent insurance agents, since 1979.

    Mr. Schaub has been President and owner of J.S. Schaub & Co., Inc., a firm engaged in investments and financial consulting, for more than the past five years. Since 1984, he has also been Chief Financial Officer, part owner and a director of Northwest Energy Services, Inc., a privately owned engineering firm specializing in energy audits, installation and financing of energy conservation measures.

    Mr. Waddell has been Vice Chairman of the Company since 1999, Chief Financial Officer of the Company since 1988 and Treasurer since 1987. He served as Vice President from 1986, when he joined the Company, until 1993, and Senior Vice President from 1993 until 1999.

THE BOARD AND COMMITTEES

    The Board of Directors has standing Audit, Compensation, Stock Plan, Nominating and Executive Committees.

    The Audit Committee, composed of Messrs. Berwick, Richman and Schaub, met twice during 2000. The function of the Audit Committee is to recommend to the full Board of Directors the firm to be retained by the Company as its independent auditors, to consult with the auditors with regard to the plan of audit, the results of the audit and the audit report, and to confer with the auditors with regard to the adequacy of internal accounting controls.

    The Compensation Committee, composed of Messrs. Furth, Berwick and Ryan, met twice during 2000 and acted once by unanimous written consent. The function of the Compensation Committee is to establish compensation policies for the Company's senior officers and to administer non-stock compensation plans in which officers, directors and employees are eligible to participate.

    The Stock Plan Committee, a subcommittee of the Compensation Committee composed of Messrs. Berwick and Furth, met four times during 2000 and acted once by unanimous written consent. The Stock Plan Committee administers the Company's equity incentive plans.

    The Nominating Committee, composed of Messrs. Berwick, Furth, Gibbons, Richman, Ryan and Schaub, did not meet during 2000. The Nominating Committee's role is to recommend candidates to fill any vacancy that may occur in the Board of Directors. Should any stockholder wish to submit a recommendation regarding a possible candidate for election to the Board of Directors when the next vacancy occurs, the candidate's name and biographical information should be sent to the attention of the Secretary, at the Company's principal executive offices.

    The Executive Committee, composed of Messrs. Messmer, Furth and Gibbons, met once during 2000. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions required by Delaware law.

    The Board met five times during 2000. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he served that were held while he was a member thereof.

EXECUTIVE OFFICERS

    The following table lists the name of each current executive officer of the Company, his or her age at January 31, 2001, and his or her current positions and offices with the Company:

                      NAME                          AGE                          OFFICE
                      ----                        --------                       ------
Harold M. Messmer, Jr. .........................     54      Chairman of the Board, President and Chief
                                                               Executive Officer
M. Keith Waddell................................     43      Vice Chairman, Chief Financial Officer and
                                                               Treasurer
Paul F. Gentzkow................................     45      Executive Vice President, Operations
Robert W. Glass.................................     42      Senior Vice President, Corporate Development
Steven Karel....................................     50      Vice President, Secretary and General Counsel

    Mr. Gentzkow has been Executive Vice President, Operations since 2000. For more than five years prior to his election as an executive officer, he served as Director of Field Operations.

    Mr. Glass has been Senior Vice President, Corporate Development, since 1993. He served as Vice President from 1987 until 1993.

    Mr. Karel has been Vice President and General Counsel of the Company since 1989 and Secretary since 1993.

    The executive officers of the Company are also officers of the Company's wholly owned subsidiaries.

    All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Chairman, President and Chief Executive Officer. In addition, severance agreements have been entered into with certain executive officers. See the discussion under "Compensation of Executive Officers" below.

    There are no family relationships between any of the directors or executive officers.

                           BENEFICIAL STOCK OWNERSHIP

    The following table sets forth information as of February 28, 2001 concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) the five executive officers who had the highest combination of salary and bonus during 2000, and (iv) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before May 31, 2001 ("Exercisable Options"). All persons have sole voting and investment power except as otherwise indicated.

                                                                 SHARES OF
                                                                COMMON STOCK     PERCENT OF
                                                                BENEFICIALLY       COMMON
                  NAME OF BENEFICIAL OWNER                         OWNED           STOCK
                  ------------------------                         -----           -----
Ronald Baron................................................   15,341,800(a)          8.7%
  Baron Capital Group, Inc.
  767 Fifth Avenue
  New York, NY 10153
Primecap Management Company ................................   14,550,600(b)          8.3%
  225 South Lake Avenue
  Pasadena, CA 91101
Capital Research and Management Company ....................   10,690,000(c)          6.1%
  333 South Hope Street
  Los Angeles, CA 90071
Vanguard Primecap Fund .....................................   10,400,000(d)          5.9%
  P.O. Box 2600
  Valley Forge, PA 19482
Andrew S. Berwick, Jr. .....................................      636,000(e)          0.4%
Frederick P. Furth..........................................    4,910,600(f)          2.8%
Edward W. Gibbons...........................................    1,700,670(g)          1.0%
Harold M. Messmer, Jr.......................................    5,781,755(h)          3.2%
Frederick A. Richman........................................      189,000(i)          0.1%
Thomas J. Ryan..............................................      402,136(j)          0.2%
J. Stephen Schaub...........................................    3,104,050(k)          1.8%
M. Keith Waddell............................................    2,583,163(l)          1.5%
Robert W. Glass.............................................      657,813(m)          0.4%
Barbara J. Forsberg.........................................      439,398(n)          0.2%
Steven Karel................................................      379,570(o)          0.2%
All executive officers and directors as a group
  (12 persons)..............................................   22,292,785(p)         12.1%

------------------------
(a) Information is as of December 31, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Mr. Baron, these shares are held directly or indirectly by him or by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. or Baron Asset Fund, each of which is a holding company, investment advisor or investment company of which Mr. Baron is President or Chief Executive Officer. According to the Schedule 13G, shared voting power is held with respect to 13,764,200 of such shares and shared dispositive power is held with respect to 13,814,200 of such shares.

(b) Information is as of August 31, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Primecap Management Company, which identified itself as an investment advisor in the
    Schedule 13G, sole dispositive power is held with respect to all of such shares and sole voting power is held with respect to 2,550,600 of such shares.

(c) Information is as of December 29, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Capital Research and Management Company, which identified itself as an investment advisor in the Schedule 13G, sole dispositive power is held with respect to all of such shares and no voting power is held with respect to any of such shares.

(d) Information is as of December 31, 2000, the latest date for which information is available to the Company. According to a Schedule 13G filed by Vanguard Primecap Fund, which identified itself as an investment company in the Schedule 13G, shared dispositive power is held with respect to all of such shares and sole voting power is held with respect to all of such shares.

(e) Includes 204,000 shares that may be acquired upon the exercise of Exercisable Options.

(f) Includes 2,431,600 shares as to which Mr. Furth has voting power but not dispositive power, 354,800 shares owned by the Furth Family Foundation, a charitable foundation of which Mr. Furth is a director, as to which shares Mr. Furth has shared voting and dispositive powers, and 132,000 shares that may be acquired upon the exercise of Exercisable Options. Also includes 9,000 shares owned by Mr. Furth's wife, as to which shares he has sole voting and dispositive power.

(g) Includes 204,000 shares that may be acquired upon the exercise of Exercisable Options. Also includes 30,000 shares owned by Mr. Gibbons' wife.

(h) Includes 4,029,629 shares that may be acquired upon the exercise of Exercisable Options, 1,300,605 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 433,589 shares as to which Mr. Messmer shares voting and dispositive power with his wife and 10,324 shares held by Mr. Messmer as custodian for his son, as to which shares Mr. Messmer has voting and dispositive power but disclaims beneficial ownership.

(i) Includes 168,000 shares that may be acquired upon the exercise of Exercisable Options.

(j) Includes 108,000 shares that may be acquired upon the exercise of Exercisable Options and 25,500 shares held by NAYR Group, LP, of which Mr. Ryan is a limited partner. Also includes 19,500 shares held by the Ryan Family Foundation, as to which shares Mr. Ryan shares voting and dispositive power but in which he has no pecuniary interest.

(k) Includes 168,000 shares that may be acquired upon the exercise of Exercisable Options, 146,724 shares owned by Schaub Family Partners, LP, of which Mr. Schaub is general partner and a limited partner, 100,000 shares held by the Sunrise Investment Partners II, LP, of which Mr. Schaub is general partner and a limited partner and 53,000 shares held by The Schaub Foundation, as to which shares Mr. Schaub shares voting and dispositive power but in which he has no pecuniary interest. Also includes 41,400 shares as to which Mr. Schaub has dispositive power but as to which he has no pecuniary interest and 700 shares owned by Mr. Schaub's wife.

(l) Includes 1,786,711 shares that may be acquired upon the exercise of Exercisable Options, 574,353 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 222,049 shares as to which Mr. Waddell shares voting and dispositive power with his wife. Also includes 50 shares owned by Mr. Waddell's son.

(m) Includes 349,512 shares that may be acquired upon the exercise of Exercisable Options, 114,015 shares acquired pursuant to Company benefit plans, as to which shares Mr. Glass has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 189,306 shares as to which Mr. Glass shares voting and dispositive power with his wife and 1,500 shares held by Mr. Glass's minor children.

(n) Includes 324,626 shares that may be acquired upon the exercise of Exercisable Options. Ms. Forsberg retired on February 8, 2001. All information regarding her share ownership is as of that date.

(o) Includes 189,751 shares that may be acquired upon the exercise of Exercisable Options and 116,265 shares acquired pursuant to Company benefit plans, as to which shares Mr. Karel has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(p) In addition to the shares held by directors and executive officers described in the table, as to which information is contained in the other notes to this table, includes an aggregate of 1,508,630 shares held by one other executive officer of the Company, including 881,217 shares that may be acquired upon the exercise of Exercisable Options, 591,000 shares that were acquired pursuant to company benefit plans, as to which shares the officer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 34,309 shares as to which the officer shares voting and dispositive power with his wife, and 2,104 shares held by the officer as custodian for his minor children, as to which shares he has voting and dispositive power but disclaims beneficial ownership.

                           COMPENSATION OF DIRECTORS

    Each outside director received an annual fee of $30,000 for services as a director during 2000, $1,000 for each board meeting attended, and an annual fee of $3,000 for service on each of the Executive Committee, the Audit Committee or the Compensation Committee. All directors receive reimbursement for travel and other expenses directly related to activities as directors.

    Each outside director also receives an annual option grant under the Outside Directors' Option Plan. The plan provides for the automatic granting of options to outside directors (currently all directors other than Messrs. Messmer and Waddell) on the day of each Annual Meeting of Stockholders. On such day, each outside director will receive an option for the purchase of 24,000 shares. However, if such individual has not previously been granted an option by the Company, the grant will be for the purchase of 30,000 shares, rather than 24,000 shares. The exercise price for all options is 100% of the fair market value on the date of grant. All options are for a term of ten years and will vest at the rate of 25% per year for each of the first four years. However, all options vest automatically and immediately upon the occurrence of a Change in Control (as defined in the plan) and each option granted after January 1, 1999 ("New Option") will vest automatically on death or disability. No option may be exercised until at least six months after its grant date. When an individual ceases to be a director, the unvested portions of options shall terminate immediately and the vested portions of options may be exercised for a limited period following termination, except that New Options shall remain outstanding and unaffected by the termination if it occurs after the later to occur of age 55 and seven years of service as a director or by reason of death or disability, and options granted in 1999 will remain outstanding and unaffected by termination in all circumstances. Each of the outside directors (all directors other than Messrs. Messmer and Waddell) was, pursuant to the terms of the plan, granted an option on May 4, 2000 (the date of the 2000 Annual Meeting of Stockholders) at an exercise price of $30.50 per share, the fair market value on the date of grant. Each of such grants was for an option to purchase 24,000 shares.

                         COMPARATIVE PERFORMANCE GRAPH

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Performance Graph shall not be deemed to be incorporated by reference into any such filings.

    The following graph compares, through December 31, 2000, the cumulative return of the Company's Common Stock, an index of certain publicly traded employment services companies, and the S&P 500. The graph assumes the investment of $100 at the end of 1995 and reinvestment of all dividends. The information presented in the graph was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       ROBERT HALF  PEER GROUP  S & P 500
12/95          100         100        100
12/96       162.99      114.23     122.96
12/97       286.57      138.40     163.98
12/98       318.81      107.99     210.85
12/99       204.63      129.92     255.21
12/00       379.71      107.32     231.98

------------------------
(a) This index represents the cumulative total return of the Company and the following corporations providing temporary or permanent employment services:
    CDI Corp., Kelly Services, Inc., Manpower Inc. and Spherion Corp. (formerly named Interim Services Inc.).

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following tables provide information as to compensation for services of the five executive officers of the Company who had the highest combination of salary and bonus with respect to 2000.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                                     LONG TERM
                                             COMPENSATION                                 COMPENSATION
                                         ---------------------   --------------------------------------------------------------
                                                                         RESTRICTED
                                                                      STOCK AWARDS(A)
                                                                 --------------------------      SECURITIES
                                                                                 MARKET          UNDERLYING
          NAME AND                                               NUMBER OF      VALUE ON           STOCK           ALL OTHER
     PRINCIPAL POSITION         YEAR      SALARY      BONUS        SHARES     GRANT DATE(B)       OPTIONS       COMPENSATION(D)
     ------------------         ----      ------      -----        ------     -------------       -------       ---------------
Harold M. Messmer, Jr.......    2000     $525,000   $3,030,357    498,762(c)   $7,122,970       950,626 shares     $417,910
  Chairman and Chief            1999     $525,000   $1,593,581    408,078      $4,246,562     1,161,786 shares     $266,844
  Executive Officer             1998     $525,000   $1,668,000    453,420      $8,756,674      997,000 shares      $306,673
M. Keith Waddell............    2000     $265,000   $1,566,462    228,930(c)   $3,269,418      437,030 shares      $408,597
  Vice Chairman                 1999     $265,000   $  834,414    187,306      $1,949,153      681,446 shares      $290,610
                                1998     $265,000   $  834,000    246,630      $4,761,838      397,500 shares      $274,570
Robert W. Glass.............    2000     $190,000   $  328,286     51,700(c)   $  738,343       75,800 shares      $125,640
  Senior Vice President         1999     $182,750   $  262,093     42,300      $  440,184       62,600 shares      $109,419
                                1998     $170,000   $  261,320     52,000      $1,039,563       79,200 shares      $104,690
Barbara J. Forsberg(e)......    2000     $134,644   $  209,388     38,500(c)   $  549,830       57,000 shares      $ 84,918
  Senior Vice President         1999     $182,750   $  167,493     31,500      $  327,797       47,000 shares      $ 81,454
                                1998     $170,000   $  166,800     68,000      $1,312,219       52,000 shares      $ 73,579
Steven Karel................    2000     $190,000   $  189,438     51,700(c)   $  738,343       75,000 shares      $ 90,942
  Vice President                1999     $182,750   $  151,351     42,300      $  440,184       61,800 shares      $ 81,323
                                1998     $170,000   $  150,120     47,000      $  907,688       68,400 shares      $ 76,266

------------------------------
(a) At December 31, 2000, Messrs. Messmer, Waddell, Glass and Karel and
    Ms. Forsberg held an aggregate of 1,716,616, 765,302, 147,148, 160,906 and
    130,388 shares of restricted stock, respectively, having a market value, on that date of $45,490,324, $20,280,503, $3,899,422, $4,264,009 and
    $3,455,282, respectively. All restricted stock awards vest automatically upon the occurrence of a Change in Control. The executive officers have the right to receive any dividends paid on restricted shares.

(b) Determined by multiplying the number of shares granted by the fair market value of the Company's Common Stock on the date of grant, without giving effect to the diminution of value attributable to vesting restrictions.

(c) Grants vest at the rate of 25% per year over either the first four years following the grant or the second through fifth years following the grant.

(d) The amounts in this column relating to 2000 include (a) $12,627 paid for life insurance for Mr. Messmer and (b) $325,879, $343,721, $109,492, $79,182
    and $73,559 allocated in the Company's records for the benefit of Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg, respectively, pursuant to defined contribution plans that pay the benefits allocated thereunder only upon the executive officer's retirement, death or termination of employment. The amounts in this column also include amounts deemed to be compensation under the rules of the Securities and Exchange Commission related to the present value of the premium payments made by the Company for the benefit of the named executive officers under the Company's split-dollar life insurance program. Such amounts in fiscal year 2000 amounted to $79,404, $64,876, $16,148, $11,760 and $11,359 for
    Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg, respectively. Premiums paid by the Company will be reimbursed to the Company on termination of the respective policies to the extent and provided there is sufficient cash value. Cash value in excess of such premiums is paid to the executive's beneficiary.

(e) Ms. Forsberg retired on February 8, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                          ------------------------------------------------------------
                                                       % OF TOTAL
                                          NUMBER OF     OPTIONS
                                          SECURITIES   GRANTED TO
                                          UNDERLYING   EMPLOYEES    EXERCISE                GRANT DATE
                                           OPTIONS     IN FISCAL    OR BASE    EXPIRATION    PRESENT
                  NAME                    GRANTED(A)      YEAR       PRICE        DATE      VALUE(B)*
                  ----                    ----------      ----       -----        ----      ---------
Harold M. Messmer, Jr...................       868(c)      0.0%     $14.2813    01/01/10    $    5,756
                                            97,250(d)      1.7%     $14.2813    01/01/10    $  644,849
                                           852,508(e)     15.3%     $14.2813    01/02/10    $5,483,261

M. Keith Waddell........................       400(c)      0.0%     $14.2813    01/01/10    $    2,652
                                            45,330(d)      0.8%     $14.2813    01/01/10    $  300,576
                                           391,300(e)      7.0%     $14.2813    01/02/10    $2,516,809

Robert W. Glass.........................     9,800(d)      0.2%     $14.2813    01/01/10    $   64,983
                                            66,000(e)      1.2%     $14.2813    01/02/10    $  424,507

Barbara J. Forsberg.....................     7,000(d)      0.1%     $14.2813    01/01/10    $   46,416
                                            50,000(e)      0.9%     $14.2813    01/02/10    $  321,596

Steven Karel............................     9,000(d)      0.1%     $14.2813    01/01/10    $   59,678
                                            66,000(e)      1.2%     $14.2813    01/02/10    $  424,507

* In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by more than $1,100,000,000 from its value on the grant date.
------------------------
(a) All grants entitle the holder to satisfy tax withholding obligations resulting from exercise by reduction in the number of shares otherwise deliverable. In addition to the specified vesting schedule, (i) the options granted to Messrs. Messmer, Waddell, Glass and Karel may vest upon termination of employment under certain circumstances pursuant to their respective severance agreements described below, (ii) all grants vest automatically upon death, disability or the occurrence of a change in control and (iii) all grants are subject to accelerated vesting at the discretion of the Stock Plan Committee.

(b) Calculated in accordance with the Binomial Model for estimating the value of stock options, which estimates the present value of an option based upon assumptions as to future variables such as interest rate and stock price volatility. The Binomial calculations assumed an expected volatility of 47.52%, an interest rate of 6.36%, no dividends, a 3% annual reduction until the option is fully vested to reflect risk of forfeiture and a tenor of 5.63 years. The actual value, if any, realized on the exercise of an option will depend on the excess of the fair market value of the stock over the exercise price on the date the option is exercised, and may be substantially different from the value estimated by the Binomial Model.

(c) This option becomes exercisable in four equal annual installments on each of October 18, 2000, October 18, 2001, October 18, 2002 and October 18, 2003.

(d) This option becomes exercisable in four equal annual installments on each of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.

(e) This option becomes exercisable in four equal annual installments on each of November 1, 2001, November 1, 2002, November 1, 2003 and November 1, 2004.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF                     VALUE OF
                                                        SECURITIES UNDERLYING              UNEXERCISED
                                                             UNEXERCISED                  IN-THE-MONEY
                              SHARES                           OPTIONS                       OPTIONS
                             ACQUIRED                    AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                ON        VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              --------    --------    -----------   -------------   -----------   -------------
Harold M. Messmer, Jr....... 146,437    $4,028,044    3,849,629      2,348,572     $59,361,906    $28,020,274
M. Keith Waddell...........        0             0    1,726,711      1,060,533     $26,749,890    $12,409,516
Robert W. Glass............   82,500    $2,574,623      347,012        180,258     $ 6,339,067    $ 2,092,235
Barbara J. Forsberg........   67,008    $1,245,080      324,626        143,458     $ 5,653,695    $ 1,702,512
Steven Karel...............   80,000    $2,210,979      189,751        175,359     $ 2,469,539    $ 2,060,292

    Harold M. Messmer, Jr., Chairman of the Board, President and Chief Executive Officer, has an employment agreement with the Company terminating December 31, 2004. Under the terms of the employment agreement, Mr. Messmer will receive a base annual salary of not less than $525,000 and will receive certain other benefits, including life insurance and tax planning. In the event the employment of Mr. Messmer is terminated involuntarily other than for cause, or voluntarily within one year following a change in control of the Company, he is entitled to receive severance compensation. The amount of such severance compensation shall be, at Mr. Messmer's election, either (i) an annual payment, through the stated expiration date of his agreement, equal to the sum of his base salary, at the rate in effect on the date of termination, and an amount equal to his bonus for the calendar year prior to termination, or (ii) the present value of such payments. If Mr. Messmer's employment is terminated by reason of death or disability, he or his estate will receive only 75% of his base salary through the termination date of the agreement and will not receive any amount in lieu of bonus. If Mr. Messmer's employment terminates other than for cause, he and his wife will continue thereafter to participate in the Company's healthcare plan for its employees, at Company expense. The employment agreement provides for automatic renewal for an additional year on each December 31.

    Severance agreements have been entered into with Messrs. Messmer, Waddell, Gentzkow, Glass and Karel. Each severance agreement provides that the employee will be paid 24 months base salary (36 months if the employee has served as a director) if his employment is terminated without cause, as defined in the agreement. The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated, such amount to be paid when bonuses are generally paid pursuant to the plan. However, if the termination occurs within one year following a change in control of the Company (as defined in the agreements), then in lieu of the foregoing bonus payment the employee will receive monthly payments equal to 1/12 of the prior year's bonus for 24 months (36 months if the employee has served as a director). Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both this agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid. On the termination date, any unvested stock or options would become fully vested, as would any amounts accrued for the employee's benefit under the Deferred Compensation Plan or Senior Executive Retirement Plans (defined contribution plans that pay benefits only upon retirement, death or other termination of employment). With respect to Mr. Gentzkow, only stock or options granted subsequent to his election as an officer would become vested unless the termination is a result of his death or disability or is within twelve months following a change in control. In addition, if the employee has served as a director, the foregoing benefits will be provided in the event of any voluntary termination within one year following a change in control.

    The Company has entered into Consulting Agreements with each of Messrs. Messmer, Waddell, Gentzkow, Glass and Karel. Each Consulting Agreement provides that the employee will be retained as a consultant for a four year period following retirement. The individual will provide advice and counsel as requested during the consulting period and will be prohibited from competing with the Company during that period. In return, the individual will receive an annual fee during the consulting period equal to 8% of the total cash base salary and bonus paid during the last complete calendar year prior to retirement, and stock option and restricted stock awards made prior to retirement will remain outstanding. For purposes of the Consulting Agreements, retirement is defined to be any termination by the employee of his employment subsequent to the later of age 55 or 20 years of service.

    The Company had in effect a key executive retirement plan, which was terminated in 1987. Participants in the plan prior to its termination will continue to receive benefits thereunder. The only current employee participating in the plan is Mr. Messmer, who participates pursuant to a separate retirement agreement. Under Mr. Messmer's retirement agreement, as amended, if Mr. Messmer's employment is terminated (whether voluntarily or involuntarily) for any reason, he is to receive monthly benefits commencing the month following the date of his employment termination. Monthly benefit payments are a specified percentage, depending upon his age at retirement, (the "Retirement Percentage") of the sum of $2,500 plus 1/12 of Mr. Messmer's highest combination of Salary and Bonus (as such terms are defined in his retirement agreement) with respect to any of the five calendar years prior to the date his employment with the Company terminates. For purposes of the retirement agreement, Salary is defined as the greater of (a) actual cash base salary paid during the year or (b) the amount calculated for the year by increasing $413,019 annually each calendar year after 1995 on a compound basis by the annual percentage increase in the Consumer Price Index for the preceding calendar year (but not by more than 10% or less than 4%) through the date of retirement. Bonus is defined as cash bonus or amounts paid in lieu of cash bonus. The Retirement Percentage (which was established at its current levels on the recommendation of an outside compensation consulting firm) is 30% if Mr. Messmer retires at age 50, and increases by 0.25% for each month Mr. Messmer delays his retirement beyond age 50, to a maximum of 66% if Mr. Messmer retires at or after age 62. Notwithstanding the foregoing, the Retirement Percentage is 66% if a Change in Control (as defined in the plan) occurs prior to Mr. Messmer's retirement. Such monthly benefits will be increased annually thereafter by the rate of increase in the consumer price index (but not more than 7 1/2%) that existed at the end of the calendar year prior to his retirement, plus any additional increases in such rate (but not more than a total of 7 1/2%) that occur in subsequent calendar years, and are to be paid until his death. For the first 15 years after his termination of employment, Mr. Messmer or his beneficiary will also receive a supplemental monthly benefit that varies depending upon his retirement age, which benefit will be $6,241 per month if he retires at age 50, and increases by 8%, compounded, for each year he delays his retirement beyond age 50 through, but not beyond, age 62. This supplemental benefit is not subject to the annual CPI increase provisions. The retirement agreement also provides that if Mr. Messmer dies before his employment is otherwise terminated or after his employment terminates but before receiving 180 monthly retirement payments, such payments are to be made to his designated beneficiary beginning the month following his death until an aggregate of 180 monthly retirement payments have been made. If his designated beneficiary is his wife, after the payment for the 180th month has been made, she will continue to receive monthly payments until her death of half the amount he would have received. Both of these death benefits are subject to the annual CPI increase provisions. Pursuant to the retirement agreement, the Company will annually fund an irrevocable grantor trust as necessary to provide for its obligations under the retirement agreement. Upon Mr. Messmer's termination of employment, the Company will deliver to him (or his beneficiary) an annuity or, at his request, a lump sum cash payment, and annually thereafter the Company will pay him any additional post-retirement CPI increases.

    The Company has adopted an Excise Tax Restoration Agreement under which the current executive officers and directors who become subject to such a tax in connection with a change of control receive a cash payment equal to the sum of the excise tax due, in addition to an amount necessary to restore the individual to the same after-tax position as if no excise tax had been imposed.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

    The Compensation Committee is composed of Frederick P. Furth, Andrew S. Berwick, Jr., and Thomas J. Ryan.

    ISU Insurance Services of San Francisco has acted as broker and paying agent for the Company with respect to certain of the Company's insurance policies. Total payments received by ISU Insurance Services of San Francisco for these services (net of amounts paid to ISU Insurance Services and remitted to the insurance carriers) aggregated approximately $275,000 in 2000 and are expected to aggregate a similar amount in 2001. Mr. Ryan is Chairman of ISU Insurance Services of San Francisco, the stock of which is owned by members of Mr. Ryan's family. ISU Insurance Services of San Francisco is a franchisee of ISU International, a corporation of which Mr. Ryan is Chairman of the Board and Chief Executive Officer and a majority of whose stock is owned by Mr. Ryan.

    Frederick A. Richman, a director, is a partner in the law firm of O'Melveny & Myers, which has performed legal services for the Company from time to time. Amounts paid by the Company to O'Melveny & Myers have not been material to the Company, O'Melveny & Myers or Mr. Richman.

                                AUDIT COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following information under the captions "Audit Committee Information" and "Audit Committee Report" and the Audit Committee Charter attached hereto shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE INFORMATION

    The Company's Board of Directors has adopted a charter for the Audit Committee. The charter is attached to this Proxy Statement as an appendix. The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, contained in the Company's Annual Report on Form 10-K (the "2000 Financial Statements") with the Company's management. The Audit Committee has discussed with Arthur Andersen LLP ("Andersen"), the Company's independent auditors, the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Andersen required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed Andersen's independence with them. Based on the foregoing review and discussions, the Audit Committee has recommended to the Company's Board of Directors that the 2000 Financial Statements be included in the Company's Annual Report on Form 10-K.

Andrew S. Berwick, Jr.
                              Frederick A. Richman
                                                               J. Stephen Schaub

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The Compensation Committee, after consultation with and upon the recommendation of an outside compensation consulting firm, developed the philosophy statement set forth below, which it has followed in every year since 1989, when it was first adopted:

    "Compensation policies and practices, and other related programs, will be developed and designed in line with the following statement of compensation philosophy:

    The overriding objective of the Company's compensation and benefit program is to attract, retain and reward talented employees through programs that also align with and support the Company's goals and strategies.

    A competitive compensation package will be provided for all positions:

    - Positions that participate in short-term incentive plans because of their significant impact on short-term performance will have salaries that are set at the 50th percentile. Additional short-term incentive pay will allow total annual pay at the 75th percentile if target performance is achieved.

    - Key executives with significant impact on the long-term performance of the Company will also participate in long-term incentive plans (stock and/or cash plans) that will result in total target pay at the 90th percentile if short- and long-term performance targets are achieved.

    Survey data reflective of relevant labor markets will be used to determine actual pay levels that are consistent with desired competitive levels. In addition to external pay data, internal relationships among positions and differences in impact and importance of positions will influence pay. All compensation programs will incorporate "pay for performance" concepts by allowing pay of individual employees to vary according to individual, unit and company performance:

    - Performance planning and appraisal systems, together with incentive programs where appropriate, will direct and reward effort and performance of employees."

    The Committee believes that setting compensation at levels designed to attract and retain key individuals is critical to the success of a personnel services business in which there are few tangible assets and in which people represent the true "assets" of the Company. The Committee is also mindful of the fact that the Company's industry is fractured with a myriad of private firms owned by entrepreneurial individuals representing the Company's most effective competition in many markets. Successful competitors generate large financial rewards to the owners as the Company knows from its acquisitions of such firms over the years. It is imperative that the Company's compensation program provide significant cash and equity incentives to its key managers so as to compete with both public and private companies for this talent and the Committee believes the Company's compensation program achieves this result. Annual base salaries, bonuses, restricted stock and stock option awards are all designed to achieve the above-specified goals. Generally, annual bonus awards are based upon earnings per share, and each executive's bonus is increased or decreased, according to a formula, in relation to how the actual earnings per share compares with the target earnings per share for the year set by the Committee. The Committee believes that the emphasis placed upon equity grants (restricted stock and stock options) aligns the interest of the officers with those of the stockholders, and makes a significant portion of executive compensation contingent upon long-term positive share price performance.

    In establishing compensation levels for the Chief Executive Officer, the Compensation Committee followed the guidelines and policies described above. In addition, the Committee also considered several subjective factors related to the Company's business. These included, among other things, the Company's strong cash position and its continued generation of strong cash flow, the Company's performance relative to both its public and private competitors, the Chief Executive Officer's ability to develop and maintain significant business relationships for the Company and the complexity of managing an international service business.

    The Committee also notes the following items:

    1. The Company had record revenues of $2.7 billion in 2000, a 30% increase over 1999 and the ninth consecutive year in which revenues increased over the prior year.

    2. The Company had record earnings per share of $1.00 in 2000, the ninth consecutive year in which earnings per share increased over the prior year.

    3. In December 2000, the Company became the first staffing firm to be included in the S&P 500 Index.

    4. In January 2001, the Company appeared for the third consecutive year on the FORBES "Platinum 400 List" of the best large companies in America for return on equity and growth in revenue and net income.

    5. In February 2001, FORTUNE magazine ranked the Company number one among staffing firms for the third consecutive year on its list of "America's Most Admired Companies."

    6. The Company's Common Stock ranked in the top 8% of all New York Stock Exchange listed companies based on total return to investors for the five-year period ending December 31, 2000.

    In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Andrew S. Berwick, Jr.
                               Frederick P. Furth
                                                                  Thomas J. Ryan

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company during 2001. Arthur Andersen LLP has acted as auditors of the Company and its predecessor since 1977. Representatives of that firm will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to questions.

    Arthur Andersen's charges for 2000 were as follows:


Audit Fees..................................................  $  438,100
Financial Information Systems Design and Implementation.....  $        0
All Other Fees..............................................  $1,772,900

    The Audit Committee has considered whether the provision of services other than audit services and the review of quarterly financial statements is compatible with maintaining Arthur Andersen's independence and believes the provision of such services does not interfere with its independence.

                             STOCKHOLDER PROPOSALS

    In order to be included in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders, a stockholder proposal must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received at the principal executive offices of the Company not later than November 29, 2001. Any stockholder proposal not intended for inclusion in the Company's proxy statement and form of proxy must, in addition to satisfying the other requirements of the Company's By-laws, be received at the principal executive offices of the Company between February 2, 2002 and March 4, 2002, inclusive, in order to be presented at the 2002 Annual Meeting.

                                 OTHER MATTERS

    The proxy authorizes the holders to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 29, 2001

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING FORM IN THE ENCLOSED, POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the company,
(2) the compliance by the Company with legal regulatory requirements and
(3) the independence and performance of the Company's internal and external auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review materials prepared by management and the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. If there are significant issues, review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Form 10-Q for the quarter.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8. Approve the fees to be paid to the independent auditor for audit services and for non-audit services.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                        ROBERT HALF INTERNATIONAL INC.
                             2884 SAND HILL ROAD
                             MENLO PARK, CA 94025

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harold M. Messmer, Jr. and Andrew S. Berwick, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Robert Half International Inc. held of record by the undersigned on March 15, 2001 at the annual meeting of stockholders to be held on May 3, 2001 or any adjournment thereof.


                                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                   ------------
                                                                    See Reverse
                                                                        Side
                                                                   ------------



-------------------------------------------------------------------------------
                  TRIANGLE   FOLD AND DETACH HERE  TRIANGLE


               YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Mark, sign and date the attached proxy card and return it in the enclosed envelope.

2. Vote via the internet at http://www.proxyvoting.com/rhi. You will need the Control Number that appears in the box in the lower right corner of the reverse side of this card.

3. Vote by telephone by calling 1-800-840-1208 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          DIRECTORS OF THE COMPANY.                          -----  Please mark
                                                               X   your choices
                                                             -----   like this


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

-------------------------------------------------------------------------------

1.  Election of Directors: [01] Harold M. Messmer, Jr., [02] Edward W. Gibbons

/ / FOR all nominees listed  / / WITHHOLD AUTHORITY
    above (except as marked      to vote for all
    to the contrary below)       nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write nominee's name on the space provided below.)


------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


-------------------------------------------------------------------------------

                                 __ __    Please sign exactly as name appears
                                      |   hereon. When shares are held by joint
                                      |   tenants, both should sign. When
                                      |   signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporation name by President or
                                          other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person.

                                          Date __________________________, 2001

                                          Signature ___________________________

                                          Signature, if held jointly __________



           PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                  TRIANGLE   FOLD AND DETACH HERE  TRIANGLE


               YOU MAY VOTE IN ANY OF THE FOLLOWING THREE WAYS:

1. Mark, sign and date the attached proxy card and return it in the enclosed envelope.

2. Vote via the internet at http://www.proxyvoting.com/rhi. You will need the Control Number that appears in the box in the lower right corner of this card.

3. Vote by telephone by calling 1-800-840-1208 from a touch-tone telephone in the U.S. There is no charge for this call. You will need the Control Number that appears in the box in the lower right corner of this card.